Exhibit 99.1

 © 2016 Globalscape  We are Globalscape – A Leader in Secure Information Exchange  James L. Bindseil, President & CEO

 Safe Harbor Statement  *  © 2016 Globalscape  This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

 Core and Adjacent Markets  *  © 2016 Globalscape  Source: Gartner Market Share, Security Software 2014 (April 2015)  Secure Email Gateway Market – $986 million in 2014  Enterprise File Sync and Share Market - $1.5 billion+ by 2018  WAN Optimization Market - $1.1 billion market in 2014  Source: Gartner Enterprise File Synchronization and Sharing Magic Quadrant (July 2015)  Source: Gartner Magic Quadrant for WAN Optimization (March 2015)  Managed File Transfer Market – $777.0 million in 2014 (Grew 2.9% in 2014)  Source: IDC Worldwide Managed File Transfer Software 2014 Vendor Shares (November 2015)

Product Portfolio


Email Gateway: Mail Express
Managed File Transfer: Enhanced File Transfer
Securely transfer files, with enhanced automation, regulatory compliance, governance, and visibility controls
WAN Optimization: Wide Area File Services (WAFS)
Enterprise File Sync and Share: scConnect

Mail Express: Securely and quickly email large files without workflow disruptions

WAFS: Simplify collaboration through bit-level WAN synchronization of file systems

scConnect: Secure on-premises file sharing with the ability to share and access data via mobile devices and the desktop

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© 2016 Globalscape

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 Worldwide MFT Software Revenue by Vendor  *  © 2016 Globalscape  Source: IDC Worldwide Managed File Transfer Software 2014 Vendor Shares (November 2015 – most recently published)  2014 Global Market Share

 Secure Information Exchange  *  © 2016 Globalscape

Globalscape Product Roadmap

	FY16	FY17
Managed File Transfer	**EFT** •New SMB Modules •Workspaces 2.0 •Acceleration •scInsight •Advanced Authentication module •Cloud Connectors module •Unified Compliance module •Data Security Module •Distributed Clustering •ETL module (ETLM)	• X64 architecture • Branch Office Edition (BOE) • Improved management & integration capabilities (Web admin, API)
Synchronization, Sharing & Collaboration	• Mail Express ® – Integration of Mail Express sharing capabilities into MFT platform • Mail Express® – Support for newer versions of Outlook • scConnect – DMZ secure proxy for EFSS shares • scConnect – Synchronization of desktop and personal file shares • scConnect – External devices support • WAFS – Enhanced security with HTTPS support • WAFS – Geographical Information Systems Support	• scShare – Policy driven sharing • scConnect – Collaboration features including remote preview, edit, and versioning • scConnect – Desktop sync clients including Mac client • WAFS – Performance and scalability enhancements • WAFS – Data deduplication

© 2016 Globalscape

**Roadmap subject to change*

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Any Questions?  *  © 2016 Globalscape